Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-Q for the period ended November 30, 2013, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Nadav Kidron, President, Chief Executive Officer and a Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 14, 2014	/s/ Nadav Kidron
Nadav Kidron, President and Chief Executive Officer